                                  EXHIBIT INDEX
                                  -------------

EXHIBIT NUMBER                    DESCRIPTION                              PAGE
- --------------                    -----------                              ----

      11          Computation of Earnings per Share                         12

                                                              EXHIBIT 11
                                                              ----------
COMPUTATION OF EARNINGS PER SHARE

                                                  Three Months Ended March 31,
                                                       1995          1994
                                                       ----          ----
(Amounts in thousands, except per share data)

PRIMARY
  Average shares outstanding                           11,068        11,020
  Net effect of dilutive stock options-
    based on the treasury stock method using
    average market price                                   35           104
                                                      -------         -----
                                   TOTAL               11,103        11,124
                                                      =======        ======
Net Income                                            $   560       $   183
Per Share Amount                                          .05           .02
                                                      =======       =======
FULLY DILUTED
  Average shares outstanding                           11,068        11,020
  Net effect of dilutive stock options-
    based on the treasury stock method using
    the period-end market price, if higher than
    the average market price                               40           107
                                                      -------       -------
                                   TOTAL               11,108        11,127

                                                      =======       =======
Net Income                                            $   560       $   183
Per Share Amount                                          .05           .02
                                                      =======       =======

Since the effect of full dilution is not material, such amount is not included in the Quarterly Report to Shareholders.